EXHIBIT (I)
                        OPINION OF COUNSEL TO REGISTRANT




STEVEN B. BOEHM


DIRECT LINE: 202.383.0176

Internet: sboehm@sablaw.com



                                  March 6, 2000

Board of Trustees
iMillennium Capital Trust
17225 El Camino Real, Suite 415
Houston, TX 77058



         Re:      FORM N-1A REGISTRATION STATEMENT
                  (FILE NOS. 333-90513 AND 811-9691)
                  ----------------------------------

Trustees:

         We have acted as counsel to iMillennium Capital Trust (the "Trust"), a business trust organized under the laws of the State of Delaware, in connection with its registration as an open-end management investment company under the Investment Company Act of 1940, as amended, and in connection with its registration of an indefinite number of shares of beneficial interest in the Trust (the "Shares") under the Securities Act of 1933, as amended (the "1933 Act"). In this connection, we have assisted in the preparation of the initial registration statement, and Pre-Effective Amendment No. 1 thereto (the "registration statement"), both as filed with the Securities and Exchange Commission on Form N-1A (File Nos. 333-90513 and 811-9691).

         We have examined such Trust records, certificates and other documents and reviewed such questions of law as we have considered necessary or appropriate for purposes of this opinion. In our examination of such materials, we have assumed the genuineness of all signatures and the conformity to the original documents of all copies submitted to use. As to certain questions of fact material to our opinion, we have relied upon statements of officers of the Trust and upon representations of the Trust made in the registration statement.

         Based upon the foregoing, we are of the opinion that the Shares, when issued and sold in the manner described in the registration statements, will be legally issued, fully paid and non-assessable.


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Board of Trustees
March 6, 2000

Page 2



         This opinion is limited to the business trust laws of the State of Delaware, and we express no opinion on any laws of any jurisdiction.

         We hereby consent to the reference to our name in the prospectuses and statement of additional information filed as part of the registration statement. In giving this consent, we do not admit that we are in the category if persons whose consent is required under Section 7 of the 1933 Act.

                                  Very truly yours,

                                  SUTHERLAND ASBILL & BRENNAN LLP


                                  By:_________________________________
                                           Steven B. Boehm